Exhibit 99.1


DRI Corporation Announces Participation in Transit Industry Conference

    Digital Recorders, Inc. and TwinVision na, Inc. Subsidiaries to
         Exhibit at the BusCon Convention Oct. 1-3 in Chicago

    DALLAS--(BUSINESS WIRE)--Sept. 18, 2007--DRI Corporation (DRI) (NASDAQ:TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders, Inc. and TwinVision na, Inc. subsidiaries, both based in Durham, N.C., will be exhibiting at the BusCon Convention, a transportation industry event slated Oct. 1-3, 2007, at the Navy Pier in Chicago.

    Key sales and marketing representatives from each subsidiary will be available at exhibit booth number 905 throughout the three-day conference to discuss their respective products and services. Company personnel also will discuss developments in automatic vehicle location technology during a conference break-out session presentation.

    "Although the conference and exhibit floor will be closed to the general public, we anticipate attendees will express considerable interest in our leading-edge transit communications and security products. This exhibition provides great exposure to small- and mid-size transit vehicle markets - both public and private - which we consider to be an interesting market expansion area," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    For more information about the BusCon Convention, go to http://www.busconexpo.com/t_home.cfm.

    ABOUT THE DIGITAL RECORDERS, INC. SUBSIDIARY

    Established in 1983, the Company's Digital Recorders, Inc.
subsidiary develops and manufactures intelligent transportation products for the transit industry. Products include: Digital
Recorders(R) computer-aided dispatch/automatic vehicle location systems; Digital Recorders(R) automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; Digital
Recorders(R) vandal-resistant, hands-free driver microphones;
VacTell(TM) video actionable intelligence systems, and more. For more information about the Company's Digital Recorders, Inc. subsidiary, go to www.talkingbus.com.

    ABOUT THE TWINVISION NA, INC. SUBSIDIARY

    Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision(R) electronic destination sign systems used on public transit vehicles. With leading edge technology, the subsidiary was the first established U.S. supplier to bring amber- and multi-colored, solid-state displays to the U.S. market, innovatively replacing the decades' old flip-dot, bulb, and ballast technology. For more information, go to www.twinvisionsigns.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning BusCon Convention attendees' anticipated interest in the Company's transit communications and security products and services marketed via exhibits at the event, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that BusCon Convention attendees may not express considerable interest in the Company's transit communications and security products and services, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com